   EXHIBIT 32.1

In connection with the annual report of BPC Holding Corporation and Berry Plastics Corporation (the “Registrants”) on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ira G. Boots, the President and Chief Executive Officer of the Registrants, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

/s/ Ira G. Boots
Ira G. Boots
President and Chief Executive Officer

Date:  March 22, 2006